UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01  Material Definitive Agreement.

As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”). On May 22, 2020, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, L.P., and certain funds and accounts managed or advised by Knighthead Capital Management, LLC filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated May 22, 2020 [Docket No. 7521] with the Bankruptcy Court (as may be further modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto, the “Plan”).

Backstop Amendments

On June 8, 2020, the Corporation entered into separate agreements (each, a “Consent Agreement”) with investors (each, a “Backstop Party”) holding 89% of the equity backstop commitments to amend the Chapter 11 Plan Backstop Commitment Letters between the Corporation and each such Backstop Party (each, a “Backstop Commitment Letter”) and provide for certain other arrangements.  The Consent Agreements address, among other things:

●
Amended and Restated Backstop Commitment Letters:  Subject to the effectiveness of each Consent Agreement, each Backstop Party’s Backstop Commitment Letter will be amended and restated to provide that the Corporation may issue common stock (or forward purchase contracts or other equity-linked securities) to finance the transactions contemplated by the Plan at any price per share, as long as the Implied P/E Multiple (as defined in each Backstop Commitment Letter) exceeds the Backstop Multiple (as defined in each Backstop Commitment Letter).

●
Greenshoe Backstop:  As the Corporation announced on June 8, 2020, the Corporation expects to pursue underwritten offerings of up to $5.75 billion of equity securities to finance the transactions contemplated by the Plan, of which up to $523 million (the “Option Amount”) would be issuable pursuant to customary options granted to the underwriters thereof to purchase additional securities (the “Option Securities”).  Each Consent Agreement contemplates that, subject to the effectiveness of each Consent Agreement, the Backstop Party will enter into a prepaid forward contract (a “Forward Contract”) to purchase its pro rata share of the Option Amount, which amount would be funded shortly prior to the effective date of the Plan.  To the extent that the underwriters exercise their option to purchase additional securities under any applicable underwriting agreement, the Corporation would redeem each Forward Contract ratably at par on or after the effective date of the Plan.  Any amount of the Forward Contract that is not redeemed after 30 days would be settled in shares of PG&E Corporation common stock at a per share price equal to the lesser of (i) the offering price in any public offering of PG&E Corporation common stock and (ii) the price per share offered to an investor in a substantially concurrent private transaction for shares of PG&E Corporation common stock as described below under the heading “Investment Agreements”.  The terms of the Forward Contract are described in Exhibit B to each Consent Agreement.

●
Additional Backstop Commitment Share Premium:  Subject to the conditions set forth in each Consent Agreement, the Corporation would issue to each Backstop Party its pro rata share of 50,000,000 shares of PG&E Corporation common stock, determined in accordance with each Consent Agreement.  Such shares will only be payable in the event that the Corporation completes a Permitted Equity Offering (as defined in the Backstop Commitment Letters).

The effectiveness of each Consent Agreement is subject to certain conditions, including that by June 30, 2020, the Corporation must obtain Bankruptcy Court approval of the Consent Agreements (including the Additional Backstop Commitment Share Premium and the Amended and Restated Backstop Commitment Letters).

The foregoing description of each Consent Agreement, each Amended and Restated Backstop Commitment Letter and the terms for each Forward Contract does not purport to be complete and is qualified in its entirety by reference to the text of each such document, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein. The Company will offer each other entity that currently is a party to an existing Chapter 11 Plan Backstop Commitment Letter the opportunity to enter into a Consent Agreement.

Investment Agreement

On June 7, 2020, the Corporation entered into an Investment Agreement (the “Investment Agreement”) with affiliates of Appaloosa Management, LP, Third Point LLC, Zimmer Partners, LP, Fidelity Management & Research Company, LLC and GIC Pte Ltd (each, an “Investor” and together, the “Investors”), relating to the issuance and sale to the Investors of an aggregate of $3.25 billion of the Corporation’s Common Stock, no par value (the “Common Stock”), for a price per share that will be equal to (a) if the Public Equity Offering Price (as defined below) is greater than $10.5263, the lesser of (i) 95% of the Public Equity Offering Price and (ii) $10.50 and (b) if the Public Equity Offering Price is equal to or less than $10.5263, the lesser of (i) the Public Equity Offering Price and (ii) $10.00.  “Public Equity Offering Price” means the lower of (a) the lowest per share “Price to public” of the Common Stock sold on an underwritten basis in the Public Equity Offerings (as defined below), as disclosed on the cover page of the applicable prospectus or prospectus supplement, and (b) the exercise price for any rights to purchase Common Stock issued as a rights offering in the Public Equity Offerings.  “Public Equity Offering” means one or more public offerings of Common Stock or Equity Securities (as defined in the Investment Agreement) in respect of Common Stock, which may be consummated in the form of a rights offering, consummated subsequent to the date hereof and on or prior to the Closing Date to fund a portion of the Plan Funding, and in each case, the payment of certain fees and expenses related thereto.

Issuance of Common Stock and consummation of the other transactions contemplated by the Investment Agreement is conditioned upon, among other things, consummation by the Corporation of at least $5.75 billion of gross proceeds of sales of Common Stock or Equity Securities in respect of Common Stock other than pursuant to the Investment Agreement (of which at least $2.5 billion must be an underwritten offering of Common Stock). In addition, each Investor will have the right to terminate the Investment Agreement solely as to itself if the Corporation notifies one or more Backstop Parties that it will be required to purchase shares of Common Stock as described in Section 2(a) of their respective Backstop Commitment Letters, or if the closing of the transactions contemplated by the Investment Agreement has not taken place on or prior to the 45th day following the date of the Investment Agreement.  Closing is expected to occur on the effective date of the Plan, unless otherwise agreed by the applicable Investor (such date, the “Closing Date”).

Each Investor will be subject to certain transfer restrictions, including that such Investor will be restricted from transferring any shares of Common Stock purchased pursuant to the Investment Agreement (such shares, “Shares”) or engaging in hedging transactions with respect to the Shares, until the 90-day anniversary of the Closing Date, subject to certain exceptions.  The Investors and their affiliates will have certain customary registration rights with respect to the Shares held by such Investor pursuant to the terms of the Investment Agreement.

The foregoing description of the terms of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the schedules thereto, which is attached hereto as Exhibit 10.4, and is incorporated herein by reference.

Item 3.02.  Unregistered Sale of Equity Securities.

The information contained in Item 1.01 under the heading “Investment Agreement” is incorporated herein by reference.

As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Corporation has agreed to issue shares of Common Stock to the Investors. This issuance and sale will be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act. The Investors represented to the Corporation that they are “accredited investors” as defined in Rule 501 of the Securities Act and that the Common Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and the Common Stock acquired in connection with the Investment Agreement, or any transaction statement evidencing ownership of such Common Stock, will bear an appropriate restrictive legend.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Consent Form
10.2	Exhibit A - Form of Amended and Restated Chapter 11 Plan Backstop Commitment Letter
10.3	Exhibit B - Redeemable Forward Stock Purchase Contract Term Sheet
10.4	Investment Agreement among PG&E Corporation and the Investors listed in Schedule A thereto
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of the Corporation and the Utility, including but not limited to the private placement expected offerings, anticipated offering procedures and the Corporation’s and the Utility’s emergence from Chapter 11. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties, including the possibility that the conditions to emergence in the Plan or to funding under equity financing commitments will not be satisfied. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Corporation and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2019 and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with the Corporation’s and the Utility’s Chapter 11 Cases. The Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

Non-Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: June 8, 2020	By:	/s/ JASON P. WELLS
		Name:	Jason P. Wells
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: June 8, 2020	By:	/s/ JANET C. LODUCA
		Name:	Janet C. Loduca
		Title:	Senior Vice President and General Counsel